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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 and 15(d) of
                       the Securities Exchange Act of 1934

                                February 6, 2008
                Date of Report (Date of earliest event reported)

                                HESS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                                                13-4921002
            Delaware                   1-1204                  (IRS Employer
     State of Incorporation)    (Commission File Number)     Identification No.)

                           1185 Avenue of the Americas
                            New York, New York 10036
                     (Address of Principal Executive Office)

                                 (212) 997-8500
              (Registrant's Telephone Number, Including Area Code)

                                (Not Applicable)
                         (Former Name or Former Address,
                          If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement

On February 6, 2008 the Compensation and Management Development Committee ("the Committee") of Hess Corporation ("the Company") approved target cash bonuses for the chief executive officer, chief financial officer and three most highly compensated executive officers (other than the chief executive officer and chief financial officer) of the Company for 2008. One-third of the bonus is payable based upon attainment of a specified target level of a corporate performance measure, one-third is based upon the attainment of specified business unit metrics, and one-third is discretionary based on individual performance and other qualitative factors. Payouts may range from 0% to 150% for each component of the target bonus, based on the percentage of attainment of the corporate and business unit performance measures and, with respect to the individual performance component, the committee's determination of an appropriate amount.
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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 11, 2008

                                                 HESS CORPORATION


                                                 By: /s/ J. Barclay Collins II
                                                     ---------------------------
                                                 Name:  J. Barclay Collins II
                                                 Title: Executive Vice President
                                                        and General Counsel